SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On or about December 13, 2012, Moog Inc. (“Moog” or the “Company”) mailed a proxy statement and proxy for its Annual Meeting of Shareholders to be held on January 9, 2013. The proxy statement and form of proxy was filed with the SEC on December 13, 2012, and may be accessed through the Investors section of Moog’s website, www.moog.com. The proxy statement contains a proposal seeking shareholder approval of an amendment to Moog’s 2008 Stock Appreciation Rights Plan (the “SAR Plan”) to increase the total number of awards available for issuance under the SAR Plan from 2,000,000 to 4,000,000. The full text of the amendment is set forth as Appendix A to the proxy statement for the 2013 Annual Meeting and the full text of the SAR Plan is set forth as Appendix A to Moog’s proxy statement for its 2008 Annual Meeting of Shareholders filed with SEC on December 12, 2007.

After mailing the proxy statement for the 2013 Annual Meeting, Moog’s Board of Directors determined to further amend the SAR Plan to provide that a “change in-control” under the SAR Plan be triggered upon consummation of a merger or consolidation of the Company or a sale or disposition of all or substantially all of the Company’s assets, and not simply upon shareholder approval of those transactions.

The full text of the relevant portion of the SAR Plan, as amended, is set out below:

(e) “Change in Control” will be deemed to have occurred if:

. . .

(3) the Company consummates a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 75% of the combined voting power of the voting securities of the Company, or such surviving entity, outstanding immediately after such consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) acquires more than 25% of the then-outstanding securities; or

(4) the Company consummates a transaction providing for the sale or disposition of all or substantially all of the Company’s assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: December 26, 2012	By:	/s/ Donald R. Fishback
	Name:	Donald R. Fishback
Chief Financial Officer